Exhibit 4(b)

                      LINCOLN NATIONAL CORPORATION

                             Debt Securities

                      FIRST SUPPLEMENTAL INDENTURE

                       Dated as of July 1, 1992
                to the Indenture dated as of January 15, 1987



              Morgan Guaranty Trust Company of New York, Trustee


First Supplemental Indenture, dated as of July 1, 1992, between Lincoln National Corporation, an Indiana corpo-ration ("Company"), and Morgan Guaranty Trust Company of New York, a New York trust company. as Trustee under the Original
Indenture, as hereinafter defined ("Trustee").

WITNESSETH:

WHEREAS, the Company heretofore has executed and delivered to the Trustee its Indenture dated as of January 15, 1987 (herein referred to as the "Original Indenture");

WHEREAS, Section 2.01 of the Original Indenture provides that Securities may be issued thereunder in one or more series, each series to contain or be subject to all terms, and to be in such form or forms, as shall be approved by or pursuant to a Board Resolution or in one or- more supplements to this Indenture;

WHEREAS, the Company is desirous of providing for the creation under the Indenture of a new series of Securities des-ignated as 7 1/8% Notes due July 15, 1999 (herein referred to as the 1999 Notes"), the Securities of said series to be sub-stantially in the form and of the tenor following, to-wit:

                  [FORM OF FACE OF THE 1999 NOTES]

                     Lincoln National Corporation

                     7 1/8% Note due July 15, 1999
[Registered]                                                 CUSIP

No                                      [SPECIFY AMOUNT AND CURRENCY]
  ------------------
Lincoln National Corporation, a corporation organized and existing under the laws of the State of Indiana (hereinafter called the "Company", which term includes any successor corpo-
ration under the Indenture hereinafter referred to), for value
received,  hereby promises  to  pay to                or  registered
                                       -------------
assigns, the principal sum of One Hundred Million Dollars ($100,000,000) on July 15, 1999 and to pay interest thereon from July 15, 1992 or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually on January 15 and July 15, in each year, commenc-ing January 15, 1993, at the rate of 7 1/8% per annum until the principal hereof is paid or such payment is duly provided for.
The interest so payable and punctually paid or duly provided for on any interest payment date will, as provided in said Indenture, be paid .to the person in whose name this Note (or one or more predecessor Notes) is registered at the Close Of business on the record date for such interest, which shall be the first day, whether or not a business day, of the calendar month of such interest payment date. Payment of the principal of and interest on this Note will be made at the designated office or agency of the Company maintained for such purpose in the City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debt or, at the option of the Company interest so payable may be paid by check to the order of said Holder mailed to his address appearing on the Security register. Any interest not so punctually paid or duly provided for shall be payable as provided in the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth in this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any bene-fit under the Indenture or be valid or obligatory for any pur-pose.
 IN WITNESS WHEREOF, Lincoln National Corporation has caused this Instrument to be signed in its corporate name by its Chairman or its President or one of its Vice Presidents manually or in facsimile and a facsimile of its corporate seal to be imprinted hereon and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

Dated:

LINCOLN NATIONAL CORPORATION

Attest:



Certificate of Authentication

This is one of the Securities of the series designated herein referred to in the within mentioned Indenture.

                                     MORGAN GUARANTY TRUST COMPANY
                                     OF NEW YORK, as Trustee
                                      By

                                      Authorized Officer

                 [FORM OF REVERSE OF THE 1999 NOTES]

This Note is one of a duly authorized issue of Securities
of the  Company of  a  series hereinafter  specified,  all  issued and to be issued under an Indenture dated as of January 15, 1987 and supplemented as of July 1, 1992 (herein called the -Indenture"), between the Company and Morgan Guaranty Trust Company of New York, as Trustee (herein called the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto ref-erence is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and the
terms  upon  which   the  Securities   are,   and   are   to  be,
authenticated and delivered.  The Securities may be issued in one or more series, which different series may vary as provided
in  the  Indenture.   This  Note  is  one  of  a  series  of  the
Securities  of  the  Company designated  as  its   7 1/8% Notes due
July 15, 1999 (herein called the "Notes"), limited in aggregate principal amount to $100,000,000, except as otherwise provided in the Indenture.

The Notes are not redeemable prior to maturity and are not
entitled  to  any  sinking  fund.   If  an  Event  of  Default  shall
occur with respect to the Notes, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of the Notes, upon which the Company, at its option, shall be deemed to have been Discharged from its obligations with respect to the Notes or shall cease to be under any obligation to comply with certain restrictive covenants of the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the company and the rights of the Holders of the Securities of any series under the Indenture at any time by the Company with the consent of the Holders of 66-2/3% in aggregate principal amount of the Securities of each
series  affected at  the  time  outstanding.   The  Indenture  also
contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series affected at the time outstanding on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be con-clusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or upon any Note issued upon the transfer hereof or in exchange herefor or in lieu hereof.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable on the Security register of the Company, upon surrender of this Note for transfer at the office or agency of the Company in the City of New York, New York, duly endorsed by. or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes. of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable in denominations of $1,000 and inte-
gral  multiples  thereof.   As  provided  in  the  Indenture  and
subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations as requested by the Holder surrendering the same.

No service charge will be made for any such transfer or exchange, but tile Company may require payment of a sum suffi-cient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes whether or not this Note be overdue, and neither the Company, the


Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of or the interest on this Note or for any claim based hereon or otherwise in any manner in respect hereof, or in respect of the Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any predecessor or successor corporation, whether by vir-tue of any constitutional provision or statute or .rule of law, or by the enforcement of any assessment or penalty or in any other manner, all. such liability being expressly waived and released by the acceptance hereof and as part Of the Consider-ation for the issue hereof.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.